AMENDMENT TO THE
AMENDED AND RESTATED CUSTODY AGREEMENT

THIS AMENDMENT dated as of October 24, 2013, to the Amended and Restated Custody Agreement, originally made and entered into as of September 12, 2007, amended and restated December 14, 2007, and further amended April 20, 2010 and April 25, 2013 (the "Amended and Restated Agreement"), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware business trust, (the "Trust") on behalf of its series, the GENEVA ADVISORS FUNDS, (the "Funds") and U.S. BANK NATIONAL ASSOCIATION, national banking association ( the "Custodian").

RECITALS

WHEREAS, the parties have entered into the Amended and Restated Agreement; and

WHEREAS, the parties desire to amend the Amended and Restated Agreement to add the Geneva Advisors Mid Cap Growth Fund and the Geneva Advisors Small Cap Opportunities Fund; and

WHEREAS, Article 14.02 of the Amended and Restated Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit C of the Amended and Restated Agreement is hereby superseded and replaced with Amended Exhibit C attached hereto.

Except to the extent amended hereby, the Amended and Restated Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS	U.S. BANK NATIONAL ASSOCIATION

By: /s/ John Buckel	By: /s/ Michael R. McVoy

Printed Name: John Buckel	Printed Name: Michael R. McVoy

Title: President	Title: Senior Vice President

Amended Exhibit C to the
to the
Amended and Restated Custody Agreement –
Trust for Professional Managers - Geneva

Fund Names

Name of Series	Date Added
Geneva Advisors All Cap Growth Fund
Geneva Advisors Equity Income Fund
Geneva Advisors International Growth Fund
Geneva Advisors Mid Cap Growth Fund	on or after October 24, 2013
Geneva Advisors Small Cap Opportunities Fund	on or after October 24, 2013